EXHIBIT 99

EMC Insurance Group Inc. Reports 2015
Third Quarter and Nine Month Results and
Increases Quarterly Cash Dividend

Third Quarter Ended September 30, 2015
Operating Income Per Share - $0.31
Net Income Per Share - $0.54
Net Realized Investment Gains Per Share - $0.24
Catastrophe and Storm Losses Per Share - $0.56
Large Losses Per Share - $0.32
GAAP Combined Ratio - 101.8 percent

Nine Months Ended September 30, 2015
Operating Income Per Share - $1.59
Net Income Per Share - $1.96
Net Realized Investment Gains Per Share - $0.37
Catastrophe and Storm Losses Per Share - $1.29
Large Losses Per Share - $0.68
GAAP Combined Ratio - 97.0 percent

2015 Operating Income Guidance - $1.80 to $2.00 per share

DES MOINES, Iowa (November 6, 2015) - EMC Insurance Group Inc. (NASDAQ OMX/GS:EMCI) today reported operating income of $6.3 million ($0.31 per share) for the third quarter ended September 30, 2015, compared to operating income of $2.5 million ($0.12 per share) for the third quarter of 20141. For the nine months ended September 30, 2015, the Company reported operating income of $32.8 million ($1.59 per share), compared to $11.7 million ($0.58 per share) for the same period in 2014.

Net income, including realized investment gains and losses, totaled $11.2 million ($0.54 per share) for the third quarter of 2015, compared to $2.2 million ($0.11 per share) for the third quarter of 2014. For the nine months ended September 30, 2015, the Company reported net income of $40.3 million ($1.96 per share), compared to $13.8 million ($0.69 per share) for the same period in 2014.

The Company’s GAAP combined ratio was 101.8 percent in the third quarter of 2015, compared to 107.1 percent in the third quarter of 2014. For the first nine months of 2015, the Company’s GAAP combined ratio was 97.0 percent, compared to 105.0 percent in 2014.

“Operating results for the third quarter improved in both segments, continuing the trend experienced in the first half of the year,” stated President and Chief Executive Officer Bruce G. Kelley. “Based on the good results achieved through the first nine months of the year, we now expect to achieve 2015 operating income near the high end of our guidance range.”

Based on results for the first nine months of 2015 and projections for the remainder of the year, management is reaffirming its 2015 operating income guidance in the previous range of $1.80 to $2.00 per share. This guidance is based on a projected GAAP combined ratio of 97.6 percent for the year and investment income consistent with the amount reported in 2014. The load for catastrophe and storm losses has been reduced to 8.6 points from the previous load of 9.5 points; however, the 0.9 point decline in the loss ratio attributable to this reduction was partially offset by an increase in other types of losses.

Kelley continued, “Catastrophe and storm losses are down for the year compared to our long-term average, and we expect the inter-company reinsurance programs announced earlier this week will help reduce the volatility we have historically experienced in our quarterly results due to catastrophe and storm losses.” These reinsurance programs will become effective January 1, 2016, subject to approval by regulatory authorities.

In addition, on November 4, 2015, the board of directors of the Company declared a quarterly cash dividend of $0.19 per share of common stock payable November 24, 2015 to stockholders of record as of November 17, 2015. The $0.19 per share quarterly dividend represents an 11.8 percent increase over the previous quarterly dividend of $0.17 per share, and when combined with the dividend increase implemented during the third quarter, represents a 14.0 percent increase over the previous split-adjusted dividend of $0.1667 per share.

Kelley went on to say, “This double-digit percentage increase of the dividend is a reflection of the good results achieved through the first nine months of the year, and our expectations for the fourth quarter. Our intent is to reward stockholders with an attractive return on their investment--and we have. The Company has paid a quarterly dividend since becoming publicly held in February 1982, and has never reduced its dividend. We remain confident in the strength of our balance sheet to support future dividend payments and continued profitable growth,” concluded Kelley.

In the third quarter, premiums earned increased 5.4 percent to $145.8 million, from $138.3 million in 2014. In the property and casualty insurance segment, premiums earned increased 5.4 percent, with the majority of the increase attributable to rate level increases on renewal business and growth in insured exposures and an increase in retained policies in the commercial lines of business.

In the reinsurance segment, premiums earned increased 5.5 percent, primarily due to growth in the Mutual Reinsurance Bureau underwriting association (MRB), which reported a significant increase in pro rata liability business. The increase in MRB premiums was partially offset by reduced participation in the offshore energy and liability proportional account for the 2015 contract year. It is important to note that a premium adjustment made in 2014 is inflating the percentage increase reported for the third quarter of 2015. This adjustment stemmed from a change in the premium recognition period of two large facility contracts in the pro rata property line of business that was implemented in the third quarter of 2014. For the first nine months of 2015, premiums earned increased 5.9 percent (6.6 percent in the property and casualty insurance segment and 3.5 percent in the reinsurance segment).

Catastrophe and storm losses totaled $17.8 million ($0.56 per share after tax) in the third quarter of 2015, compared to $17.5 million ($0.56 per share after tax) in the third quarter of 2014. Third quarter catastrophe and storm losses accounted for 12.2 percentage points of the combined ratio, which is below the Company’s most recent 10-year average of 14.2 percentage points for this period and consistent with the 12.6 percentage points experienced in the third quarter of 2014. For the first nine months of 2015, catastrophe and storm losses totaled $40.8 million ($1.29 per share after tax), compared to $52.8 million ($1.70 per share after tax) in 2014. On a segment basis, catastrophe and storm losses amounted to $9.9 million ($0.31 per share after tax) and $28.7 million ($0.91 per share after tax) in the property and casualty insurance segment, and $7.9 million ($0.25 per share after tax) and $12.1 million ($0.38 per share after tax) in the reinsurance segment, for the three months and nine months ended September 30, 2015, respectively.

The Company reported $2.2 million ($0.07 per share after tax) of favorable development on prior years’ reserves during the third quarter of 2015, compared to $1.7 million ($0.06 per share after tax) in the third quarter of 2014. For the first nine months of 2015, favorable development totaled $20.0 million ($0.63 per share after tax), compared to $10.9 million ($0.35 per share after tax) in 2014. Development amounts can vary significantly from quarter to quarter and year to year depending on a number of factors, including the number of claims settled and the settlement terms, and should therefore not be considered a reliable factor in assessing the adequacy of the Company’s carried reserves. The most recent actuarial analysis of the Company’s carried reserves indicates that carried reserves remain within the top quartile of the range of reasonable reserves.

Large losses (which the Company defines as losses greater than $500,000 for the EMC Insurance Companies pool, excluding catastrophe and storm losses) increased slightly to $10.3 million ($0.32 per share after tax) in the third quarter of 2015 from $9.7 million ($0.31 per share after tax) in the third quarter of 2014. For the first nine months of 2015, large losses decreased to $21.5 million ($0.68 per share after tax) from $23.8 million ($0.77 per share after tax) in 2014.

Net investment income declined 1.8 percent and 1.4 percent to $11.3 million and $33.9 million for the three and nine months ended September 30, 2015 from $11.5 million and $34.4 million for the same periods in 2014. Net investment income for the first nine months of 2014 included approximately $442,000 that resulted from the early payoff of a commercial mortgage-backed security during the first quarter of 2014 that was purchased at a significant discount to par value, which accelerated the accretion of the discount to par value and therefore increased investment income. Excluding this amount, net investment income would have been relatively flat for the first nine months of 2015 compared to the same period in 2014.

Net realized investment gains totaled $7.5 million ($0.24 per share after tax) and $11.6 million ($0.37 per share after tax) for the third quarter and first nine months of 2015, compared to net realized investment losses of $390,000 ($0.01 per share after tax) and net realized investment gains of $3.2 million ($0.10 per share after tax) for the same periods in 2014. Included in net realized investment gains reported for the third quarter and first nine months of 2015 are $7.2 million and $3.8 million, respectively, of realized investment gains attributed to increases in the carrying value of a limited partnership that helps protect the Company from a sudden and significant decline in the value of its equity portfolio (the equity tail-risk hedging strategy). Included in the net realized investment gains/losses reported for the third quarter and first nine months of 2014 are $917,000 and $2.1 million, respectively, of net realized investment losses attributed to the decline in carrying value of this limited partnership.

At September 30, 2015, consolidated assets totaled $1.6 billion, including $1.4 billion in the investment portfolio, and stockholders’ equity totaled $519.9 million, an increase of 3.4 percent from December 31, 2014. Book value of the Company’s stock increased 1.5 percent to $25.09 per share from $24.72 per share at December 31, 2014. Book value excluding accumulated other comprehensive income increased to $22.16 per share from $20.70 per share at December 31, 2014.

The Company will hold an earnings teleconference call at noon Eastern time on November 6, 2015 to allow securities analysts, stockholders and other interested parties the opportunity to hear management discuss the Company’s results for the quarter and nine months ended September 30, 2015, as well as its expectations for the remainder of 2015. Dial-in information for the call is toll-free 1-877-407-9205 (International: 1-201-689-8054).

Members of the news media, investors and the general public are invited to access a live webcast of the conference call via the Company’s investor relations page at www.emcins.com/ir. The webcast will be archived and available for replay until February 6, 2015. A transcript of the teleconference will also be available on the Company’s website shortly after the completion of the teleconference.

About EMCI:
EMC Insurance Group Inc. is a publicly held insurance holding company with operations in property and casualty insurance and reinsurance, which was formed in 1974 and became publicly held in 1982. The Company’s common stock trades on the Global Select Market tier of the NASDAQ OMX Stock Market under the symbol EMCI. Additional information regarding EMC Insurance Group Inc. may be found at www.emcins.com/ir. EMCI’s parent company is Employers Mutual Casualty Company (EMCC). EMCI and EMCC, together with their subsidiary and affiliated companies, conduct operations under the trade name EMC Insurance Companies.

Cautionary Note Regarding Forward-Looking Statements:
The Private Securities Litigation Reform Act of 1995 provides issuers the opportunity to make cautionary statements regarding forward-looking statements. Accordingly, any forward-looking statement contained in this report is based on management’s current beliefs, assumptions and expectations of the Company’s future performance, taking into account all information currently available to management. These beliefs, assumptions and expectations can change as the result of many possible events or factors, not all of which are known to management. If a change occurs, the Company’s business, financial condition, liquidity, results of operations, plans and objectives may vary materially from those expressed in the forward-looking statements.

The risks and uncertainties that may affect the actual results of the Company include, but are not limited to, the following:

•catastrophic events and the occurrence of significant severe weather conditions;
•the adequacy of loss and settlement expense reserves;
•state and federal legislation and regulations;

•	changes in the property and casualty insurance industry, interest rates or the performance of financial markets and the general economy;
•rating agency actions;
•“other-than-temporary” investment impairment losses; and

•	other risks and uncertainties inherent to the Company’s business, including those discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K.

Management intends to identify forward-looking statements when using the words “believe,” “expect,” “anticipate,” “estimate,” “project,” or similar expressions. Undue reliance should not be placed on these forward-looking statements. The Company disclaims any obligation to update such statements or to announce publicly the results of any revisions that it may make to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

¹The Company prepares its public financial statements in conformity with accounting principles generally accepted in the Unites States of America (GAAP). Operating income is a non-GAAP financial measure, calculated by excluding net realized investment gains/losses from net income. The Company’s calculation of operating income may differ from similar measures used by other companies, so investors should exercise caution when comparing the Company’s measure of operating income to the measure of other companies. Management’s projected operating income guidance is also considered a non-GAAP financial measure.

Management believes operating income is useful to investors because it illustrates the performance of our normal, ongoing operations, which is important in understanding and evaluating our financial condition and results of operations. While this measure is consistent with measures utilized by investors to evaluate performance, it is not a substitute for the GAAP financial measure of net income. Therefore, the Company has provided the following reconciliation of the non-GAAP financial measure of operating income to the GAAP financial measure of net income. Management also uses non-GAAP financial measures for goal setting, determining employee and senior management awards and compensation, and evaluating performance.

The reconciliation of operating income to net income is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
($ in thousands)
Operating income	$6,315	$2,482	$32,756	$11,748
Net realized investment gains (losses)	4,874	(253)	7,511	2,090
Net income	$11,189	$2,229	$40,267	$13,838

CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
($ in thousands, except share and per share amounts)
Quarter Ended September 30, 2015	Property and Casualty Insurance	Reinsurance	Parent Company	Consolidated
Revenues:
Premiums earned	$113,753	$32,035	$—	$145,788
Investment income, net	8,125	3,176	(2)	11,299
Other income	210	309	—	519
	122,088	35,520	(2)	157,606
Losses and expenses:
Losses and settlement expenses	75,976	26,709	—	102,685
Dividends to policyholders	3,555	—	—	3,555
Amortization of deferred policy acquisition costs	18,736	7,403	—	26,139
Other underwriting expenses	15,587	458	—	16,045
Interest expense	84	—	—	84
Other expenses	196	—	479	675
	114,134	34,570	479	149,183
Operating income (loss) before income taxes	7,954	950	(481)	8,423
Realized investment gains	4,889	2,609	—	7,498
Income (loss) before income taxes	12,843	3,559	(481)	15,921
Income tax expense (benefit):
Current	2,743	507	(169)	3,081
Deferred	1,235	416	—	1,651
	3,978	923	(169)	4,732
Net income (loss)	$8,865	$2,636	$(312)	$11,189
Average shares outstanding				20,684,890
Per Share Data:
Net income (loss) per share - basic and diluted	$0.43	$0.12	$(0.01)	$0.54
Catastrophe and storm losses (after tax)	$0.31	$0.25	$—	$0.56
Large losses* (after tax)	$0.32	$—	$—	$0.32
Reported (adverse) favorable development experienced on prior years' reserves (after tax)	$0.15	$(0.08)	$—	$0.07
Dividends per share				$0.170
Other Information of Interest:
Net written premiums	$134,722	$31,446	$—	$166,168
Catastrophe and storm losses	$9,920	$7,844	$—	$17,764
Large losses*	$10,304	$—	$—	$10,304
Reported adverse (favorable) development experienced on prior years' reserves	$(4,722)	$2,495	$—	$(2,227)
GAAP Ratios:
Loss and settlement expense ratio	66.8%	83.4%	—	70.4%
Acquisition expense ratio	33.3%	24.5%	—	31.4%
Combined ratio	100.1%	107.9%	—	101.8%

*Large losses are defined as losses greater than $500 for the EMC Insurance Companies pool, excluding catastrophe and storm losses.

CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
($ in thousands, except share and per share amounts)
Quarter Ended September 30, 2014	Property and Casualty Insurance	Reinsurance	Parent Company	Consolidated
Revenues:
Premiums earned	$107,952	$30,364	$—	$138,316
Investment income, net	8,230	3,275	(2)	11,503
Other income	202	1,028	—	1,230
	116,384	34,667	(2)	151,049
Losses and expenses:
Losses and settlement expenses	78,556	28,096	—	106,652
Dividends to policyholders	2,588	—	—	2,588
Amortization of deferred policy acquisition costs	18,143	6,814	—	24,957
Other underwriting expenses	13,079	828	—	13,907
Interest expense	84	—	—	84
Other expenses	132	—	456	588
	112,582	35,738	456	148,776
Operating income (loss) before income taxes	3,802	(1,071)	(458)	2,273
Realized investment losses	(286)	(104)	—	(390)
Income (loss) before income taxes	3,516	(1,175)	(458)	1,883
Income tax expense (benefit):
Current	(304)	(988)	(160)	(1,452)
Deferred	759	347	—	1,106
	455	(641)	(160)	(346)
Net income (loss)	$3,061	$(534)	$(298)	$2,229
Average shares outstanding				20,267,538
Per Share Data:
Net income (loss) per share - basic and diluted	$0.15	$(0.03)	$(0.01)	$0.11
Catastrophe and storm losses (after tax)	$0.32	$0.24	$—	$0.56
Large losses* (after tax)	$0.31	$—	$—	$0.31
Reported favorable development experienced on prior years' reserves (after tax)	$0.02	$0.04	$—	$0.06
Dividends per share				$0.153
Other Information of Interest:
Net written premiums	$131,005	$31,824	$—	$162,829
Catastrophe and storm losses	$10,064	$7,415	$—	$17,479
Large losses*	$9,673	$—	$—	$9,673
Reported favorable development experienced on prior years' reserves	$(427)	$(1,264)	$—	$(1,691)
GAAP Ratios:
Loss and settlement expense ratio	72.8%	92.5%	—	77.1%
Acquisition expense ratio	31.3%	25.2%	—	30.0%
Combined ratio	104.1%	117.7%	—	107.1%

*Large losses are defined as losses greater than $500 for the EMC Insurance Companies pool, excluding catastrophe and storm losses.

CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
($ in thousands, except share and per share amounts)
Nine Months Ended September 30, 2015	Property and Casualty Insurance	Reinsurance	Parent Company	Consolidated
Revenues:
Premiums earned	$333,212	$95,912	$—	$429,124
Investment income, net	24,301	9,654	(9)	33,946
Other income	582	1,040	—	1,622
	358,095	106,606	(9)	464,692
Losses and expenses:
Losses and settlement expenses	215,468	65,135	—	280,603
Dividends to policyholders	6,492	—	—	6,492
Amortization of deferred policy acquisition costs	56,003	22,820	—	78,823
Other underwriting expenses	47,784	2,567	—	50,351
Interest expense	253	—	—	253
Other expenses	568	—	1,424	1,992
	326,568	90,522	1,424	418,514
Operating income (loss) before income taxes	31,527	16,084	(1,433)	46,178
Realized investment gains	7,866	3,689	—	11,555
Income (loss) before income taxes	39,393	19,773	(1,433)	57,733
Income tax expense (benefit):
Current	10,513	5,583	(502)	15,594
Deferred	1,312	560	—	1,872
	11,825	6,143	(502)	17,466
Net income (loss)	$27,568	$13,630	$(931)	$40,267
Average shares outstanding				20,577,493
Per Share Data:
Net income (loss) per share - basic and diluted	$1.34	$0.66	$(0.04)	$1.96
Catastrophe and storm losses (after tax)	$0.91	$0.38	$—	$1.29
Large losses* (after tax)	$0.68	$—	$—	$0.68
Reported favorable development experienced on prior years' reserves (after tax)	$0.45	$0.18	$—	$0.63
Dividends per share				$0.503
Book value per share				$25.09
Effective tax rate				30.3%
Annualized net income as a percent of beg. SH equity				10.7%
Other Information of Interest:
Net written premiums	$364,329	$96,914	$—	$461,243
Catastrophe and storm losses	$28,651	$12,104	$—	$40,755
Large losses*	$21,453	$—	$—	$21,453
Reported favorable development experienced on prior years' reserves	$(14,177)	$(5,780)	$—	$(19,957)
GAAP Ratios:
Loss and settlement expense ratio	64.7%	67.9%	—	65.4%
Acquisition expense ratio	33.1%	26.5%	—	31.6%
Combined ratio	97.8%	94.4%	—	97.0%

*Large losses are defined as losses greater than $500 for the EMC Insurance Companies pool, excluding catastrophe and storm losses.

CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
($ in thousands, except share and per share amounts)
Nine Months Ended September 30, 2014	Property and Casualty Insurance	Reinsurance	Parent Company	Consolidated
Revenues:
Premiums earned	$312,716	$92,632	$—	$405,348
Investment income, net	24,818	9,624	(8)	34,434
Other income	584	1,042	—	1,626
	338,118	103,298	(8)	441,408
Losses and expenses:
Losses and settlement expenses	227,069	74,398	—	301,467
Dividends to policyholders	6,517	—	—	6,517
Amortization of deferred policy acquisition costs	53,895	20,795	—	74,690
Other underwriting expenses	41,103	1,838	—	42,941
Interest expense	253	—	—	253
Other expenses	540	—	1,173	1,713
	329,377	97,031	1,173	427,581
Operating income (loss) before income taxes	8,741	6,267	(1,181)	13,827
Realized investment gains	2,293	922	—	3,215
Income (loss) before income taxes	11,034	7,189	(1,181)	17,042
Income tax expense (benefit):
Current	1,546	1,716	(414)	2,848
Deferred	315	41	—	356
	1,861	1,757	(414)	3,204
Net income (loss)	$9,173	$5,432	$(767)	$13,838
Average shares outstanding				20,165,697
Per Share Data:
Net income (loss) per share - basic and diluted	$0.46	$0.27	$(0.04)	$0.69
Catastrophe and storm losses (after tax)	$1.24	$0.46	$—	$1.70
Large losses* (after tax)	$0.77	$—	$—	$0.77
Reported favorable development experienced on prior years' reserves (after tax)	$0.20	$0.15	$—	$0.35
Dividends per share				$0.460
Book value per share				$23.93
Effective tax rate				18.8%
Annualized net income as a percent of beg. SH equity				3.9%
Other Information of Interest:
Net written premiums	$345,982	$91,276	$—	$437,258
Catastrophe and storm losses	$38,501	$14,335	$—	$52,836
Large losses*	$23,782	$—	$—	$23,782
Reported favorable development experienced on prior years' reserves	$(6,106)	$(4,816)	$—	$(10,922)
GAAP Ratios:
Loss and settlement expense ratio	72.6%	80.3%	—	74.4%
Acquisition expense ratio	32.5%	24.4%	—	30.6%
Combined ratio	105.1%	104.7%	—	105.0%

*Large losses are defined as losses greater than $500 for the EMC Insurance Companies pool, excluding catastrophe and storm losses.

CONSOLIDATED BALANCE SHEETS
	September 30, 2015	December 31, 2014
($ in thousands, except share and per share amounts)	(Unaudited)
ASSETS
Investments:
Fixed maturity securities available-for-sale, at fair value (amortized cost $1,139,373 and $1,080,006)	$1,177,961	$1,127,499
Equity securities available-for-sale, at fair value (cost $142,941 and $123,972)	194,305	197,036
Other long-term investments	15,396	6,227
Short-term investments	32,798	53,262
Total investments	1,420,460	1,384,024

Cash	570	383
Reinsurance receivables due from affiliate	25,399	28,603
Prepaid reinsurance premiums due from affiliate	7,638	8,865
Deferred policy acquisition costs (affiliated $44,559 and $38,930)	44,710	39,343
Prepaid pension and postretirement benefits due from affiliate	18,162	17,360
Accrued investment income	11,716	10,295
Amounts receivable under reverse repurchase agreements	16,850	—
Accounts receivable	1,402	1,767
Income taxes recoverable	2,657	—
Goodwill	942	942
Other assets (affiliated $4,611 and $4,900)	5,019	6,238
Total assets	$1,555,525	$1,497,820

LIABILITIES
Losses and settlement expenses (affiliated $675,247 and $650,652)	$683,930	$661,309
Unearned premiums (affiliated $263,096 and $230,460)	263,686	232,093
Other policyholders' funds (all affiliated)	8,593	10,153
Surplus notes payable to affiliate	25,000	25,000
Amounts due affiliate to settle inter-company transaction balances	7,347	8,559
Pension benefits payable to affiliate	4,082	4,162
Income taxes payable	—	3
Deferred income taxes	19,295	28,654
Other liabilities (affiliated $23,547 and $23,941)	23,659	25,001
Total liabilities	1,035,592	994,934

STOCKHOLDERS' EQUITY
Common stock, $1 par value, authorized 30,000,000 shares; issued and outstanding, 20,720,855 shares in 2015 and 20,344,409 shares in 2014	20,721	20,344
Additional paid-in capital	107,426	99,891
Accumulated other comprehensive income	60,804	81,662
Retained earnings	330,982	300,989
Total stockholders' equity	519,933	502,886
Total liabilities and stockholders' equity	$1,555,525	$1,497,820

LOSS AND SETTLEMENT EXPENSE BY LINE OF BUSINESS

	Three Months Ended September 30,
	2015			2014
($ in thousands)	Premiums earned	Losses and settlement expenses	Loss and settlement expense ratio	Premiums earned	Losses and settlement expenses	Loss and settlement expense ratio
Property and casualty insurance
Commercial lines:
Automobile	$27,080	$24,555	90.7%	$25,000	$21,974	87.9%
Property	26,526	19,290	72.7%	25,111	18,191	72.4%
Workers' compensation	23,777	12,098	50.9%	22,209	11,582	52.2%
Liability	23,449	10,726	45.7%	22,090	18,450	83.5%
Other	2,032	348	17.1%	1,881	220	11.7%
Total commercial lines	102,864	67,017	65.2%	96,291	70,417	73.1%

Personal lines:
Automobile	5,717	4,717	82.5%	6,284	4,287	68.2%
Homeowners	5,172	4,242	82.0%	5,377	3,852	71.6%
Total personal lines	10,889	8,959	82.3%	11,661	8,139	69.8%
Total property and casualty insurance	$113,753	$75,976	66.8%	$107,952	$78,556	72.8%

Reinsurance
Pro rata reinsurance:
Multiline (primarily property)	$1,190	$747	62.8%	$700	$957	136.8%
Property	4,162	3,894	93.6%	2,622	3,838	146.4%
Liability	4,787	3,137	65.6%	3,148	1,289	40.9%
Marine	2,898	1,889	65.2%	3,502	3,576	102.1%
Total pro rata reinsurance	13,037	9,667	74.2%	9,972	9,660	96.9%

Excess of loss reinsurance:
Property	16,249	13,524	83.2%	17,248	16,108	93.4%
Liability	2,749	3,518	128.0%	3,144	2,328	74.1%
Total excess of loss reinsurance	18,998	17,042	89.7%	20,392	18,436	90.0%
Total reinsurance	$32,035	$26,709	83.4%	$30,364	$28,096	92.5%

Consolidated	$145,788	$102,685	70.4%	$138,316	$106,652	77.1%

LOSS AND SETTLEMENT EXPENSE BY LINE OF BUSINESS

	Nine Months Ended September 30,
	2015			2014
($ in thousands)	Premiums earned	Losses and settlement expenses	Loss and settlement expense ratio	Premiums earned	Losses and settlement expenses	Loss and settlement expense ratio
Property and casualty insurance
Commercial lines:
Automobile	$78,698	$61,843	78.6%	$71,657	$56,864	79.4%
Property	77,518	53,652	69.2%	71,756	57,891	80.7%
Workers' compensation	69,150	39,591	57.3%	65,172	38,131	58.5%
Liability	68,952	34,668	50.3%	63,600	42,957	67.5%
Other	6,044	794	13.1%	5,472	705	12.9%
Total commercial lines	300,362	190,548	63.4%	277,657	196,548	70.8%

Personal lines:
Automobile	17,313	12,013	69.4%	18,999	14,473	76.2%
Homeowners	15,537	12,907	83.1%	16,060	16,048	99.9%
Total personal lines	32,850	24,920	75.9%	35,059	30,521	87.1%
Total property and casualty insurance	$333,212	$215,468	64.7%	$312,716	$227,069	72.6%

Reinsurance
Pro rata reinsurance:
Multiline (primarily property)	$4,584	$1,180	25.7%	$5,031	$3,570	71.0%
Property	11,877	13,151	110.7%	9,929	10,112	101.8%
Liability	13,955	8,701	62.4%	8,661	4,983	57.5%
Marine	9,738	436	4.5%	11,721	6,700	57.2%
Total pro rata reinsurance	40,154	23,468	58.4%	35,342	25,365	71.8%

Excess of loss reinsurance:
Property	46,425	32,041	69.0%	48,507	47,240	97.4%
Liability	9,333	9,626	103.1%	8,783	1,793	20.4%
Total excess of loss reinsurance	55,758	41,667	74.7%	57,290	49,033	85.6%
Total reinsurance	$95,912	$65,135	67.9%	$92,632	$74,398	80.3%

Consolidated	$429,124	$280,603	65.4%	$405,348	$301,467	74.4%

NET WRITTEN PREMIUMS
	Three Months Ended September 30, 2015		Three Months Ended September 30, 2014
($ in thousands)	Written premiums	Percent of net written premiums	Written premiums	Percent of net written premiums	Change in net written premiums
Property and casualty insurance
Commercial lines:
Automobile	$28,904	17.4%	$27,792	17.1%	4.0%
Property	32,891	19.8%	31,735	19.5%	3.6%
Workers' compensation	33,385	20.1%	32,236	19.8%	3.6%
Liability	26,556	16.0%	25,072	15.4%	5.9%
Other	2,213	1.3%	2,352	1.4%	(5.9)%
Total commercial lines	123,949	74.6%	119,187	73.2%	4.0%

Personal lines:
Automobile	5,333	3.2%	5,962	3.7%	(10.5)%
Homeowners	5,440	3.3%	5,856	3.6%	(7.1)%
Total personal lines	10,773	6.5%	11,818	7.3%	(8.8)%
Total property and casualty insurance	$134,722	81.1%	$131,005	80.5%	2.8%

Reinsurance
Pro rata reinsurance:
Multiline (primarily property)	$930	0.6%	$1,228	0.8%	(24.3)%
Property	4,678	2.8%	2,172	1.3%	115.4%
Liability	5,925	3.6%	3,351	2.1%	76.8%
Marine	570	0.3%	3,980	2.4%	(85.7)%
Total pro rata reinsurance	12,103	7.3%	10,731	6.6%	12.8%

Excess of loss reinsurance:
Property	16,614	10.0%	17,929	11.0%	(7.3)%
Liability	2,729	1.6%	3,164	1.9%	(13.7)%
Total excess of loss reinsurance	19,343	11.6%	21,093	12.9%	(8.3)%
Total reinsurance	$31,446	18.9%	$31,824	19.5%	(1.2)%

Consolidated	$166,168	100.0%	$162,829	100.0%	2.1%

NET WRITTEN PREMIUMS
	Nine Months Ended September 30, 2015		Nine Months Ended September 30, 2014
($ in thousands)	Written premiums	Percent of net written premiums	Written premiums	Percent of net written premiums	Change in net written premiums
Property and casualty insurance
Commercial lines:
Automobile	$86,947	18.9%	$80,335	18.4%	8.2%
Property	85,853	18.6%	80,992	18.5%	6.0%
Workers' compensation	76,912	16.7%	73,703	16.9%	4.4%
Liability	75,765	16.4%	70,366	16.1%	7.7%
Other	6,413	1.4%	5,907	1.3%	8.6%
Total commercial lines	331,890	72.0%	311,303	71.2%	6.6%

Personal lines:
Automobile	16,944	3.7%	18,583	4.2%	(8.8)%
Homeowners	15,495	3.3%	16,096	3.7%	(3.7)%
Total personal lines	32,439	7.0%	34,679	7.9%	(6.5)%
Total property and casualty insurance	$364,329	79.0%	$345,982	79.1%	5.3%

Reinsurance
Pro rata reinsurance:
Multiline (primarily property)	$3,194	0.7%	$5,210	1.2%	(38.7)%
Property	11,361	2.4%	8,364	1.9%	35.8%
Liability	19,271	4.2%	9,798	2.3%	96.7%
Marine	6,406	1.4%	9,768	2.2%	(34.4)%
Total pro rata reinsurance	40,232	8.7%	33,140	7.6%	21.4%

Excess of loss reinsurance:
Property	47,356	10.3%	49,342	11.3%	(4.0)%
Liability	9,326	2.0%	8,794	2.0%	6.1%
Total excess of loss reinsurance	56,682	12.3%	58,136	13.3%	(2.5)%
Total reinsurance	$96,914	21.0%	$91,276	20.9%	6.2%

Consolidated	$461,243	100.0%	$437,258	100.0%	5.5%